Exhibit 10n

The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406, promulgated under the Securities Act of 1933, as amended.

                        JOINT DEVELOPMENT AGREEMENT
                        ---------------------------


     This Agreement is effective as of the 11th day of November 1996 by and among Engelhard Corporation ("Engelhard") having a place of business at 101 Wood Avenue, Iselin, New Jersey 08830; Clean Diesel Technologies, Inc. ("CDT") having a place of business at 300 Atlantic Street, Suite 702, Stamford, Connecticut 06901; and Nalco Fuel Tech ("NFT") having a place of business at 1001 Frontenac Road, Naperville, Illinois 60563.

     Engelhard has developed NOx reduction catalysts and systems which can reduce NOx emissions in the exhaust stream of diesel engines in the presence of an amine-based reagent through selective catalytic reduction
(SCR).

     CDT and NFT have independently developed and own reagents, reagent injection techniques, injector designs, metering systems, and computer models that, in conjunction with an NOx reduction catalyst, will reduce NOx emissions from diesel engines.

     CDT, NFT and Engelhard wish to collaborate on the development, demonstration, and commercialization of a urea-based SCR System for use on diesel engine power generator sets manufactured by Cummins Engine Company ("Cummins").

     Therefore, the parties agree as follows:

     1. Engelhard, CDT, and NFT will collaborate on the selection and testing of Engelhard catalysts and reactors in conjunction with the CDT and NFT supplied reagent, injectors, and metering equipment prior to the prototype testing of the System. Pre-prototype testing will take place at the Engelhard engine lab during 1996 to define overall system performance.

     2. CDT and NFT will share confidential Cummins engine data with Engelhard for catalyst selection and design, based on authorization from Cummins. This sharing is contingent upon Engelhard holding such information in strict confidence, in accordance with the requirements of CDT's and NFT's Confidentiality Agreement with Cummins.

     3. Prototype testing of the System will take place in conjunction with Cummins on an engine supplied by Cummins during 1997. Engelhard will provide catalysts and reactors and CDT and NFT will provide the reagent and injection/metering system. The timing and responsibility for testing shall be agreed by the parties in advance.

     4. Upon successful completion of prototype testing of the System and based on agreement by the parties with Cummins to proceed with commercialization of the System, the parties shall support commercial performance and durability testing of the System as mutually agreed by the parties with Cummins. Engelhard will provide catalyst and reactor and CDT and NFT will provide the injection/metering system and reagent.

          Unless otherwise agreed by the parties in writing, the direct cost of the engine, engine operations, emissions monitor, and data collection during the durability testing shall not exceed $[ ] per party, with each party paying one-third of the total.

     5. Upon successful completion of durability testing to the satisfaction of the parties and Cummins, the parties shall negotiate with Cummins for supply of commercial Systems. CDT and NFT shall be the overall System supplier, with catalyst and reactor supplied to CDT and NFT by Engelhard based on mutually agreed price and terms.

     6. Parties confirm that they agree not to analyze or have analyzed any chemical reagents, injectors, metering equipment or catalysts (hereinafter "Samples") provided by one party to another for evaluation during this Agreement, and that all such Samples will be provided free of charge and shall be returned to the party providing such Samples at the end of each test.

     7. (a) Each party shall have equal access to the test results for all tests conducted in accordance with this Agreement. Data and results resulting from the work completed during this program ("Subject Data") shall be jointly owned by the parties, but no party shall have the right to publish or disclose such data without the prior written consent of the other parties, which consent will not be unreasonably withheld. Any inventions first jointly conceived and reduced to practice from the work completed under this program ("Subject Inventions") shall be owned by the parties. Any patents resulting from Subject Inventions will be owned by NFT if related to metering equipment or reagents, and by Engelhard if related to catalyst. Each of the two other parties to this agreement shall have a worldwide royalty-free license to make, use, and sell subject to payment of a one-third share of reasonable patent preparation, filing and maintenance costs. Any inventions individually conceived during this program or conceived and reduced to practice outside of this program will in no event be Subject Inventions.

     (b) All inventions, patents, patent applications, data, know-how and other intellectual property in the possession of or owned by any of the parties prior to the Test shall remain the property of such party and no grant of any right or license whatsoever thereunder to any of the other parties is intended hereby or should be implied, notwithstanding that rights in any such intellectual property may be necessary to enable a party to practice a Subject Invention. No rights or obligations other than those expressly recited herein are to be implied from this Agreement. Except as provided above, and relating to Subject Inventions and Subject Data, no license is hereby granted, directly or indirectly, under any know-how or patent now or hereafter held by or licensed by any of the parties.

     9. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without regard to the principle of conflict of laws.

     10. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter indicated above, and its terms may not be changed or amended except by an instrument in writing.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in triplicate by their duly authorized representatives.


CLEAN DIESEL TECHNOLOGIES, INC.           ENGELHARD CORPORATION

By:                                       By:
   ------------------------------            ------------------------------

Name:  James M. Valentine                 Name:
     ----------------------------              ----------------------------

Title: Chief Operating Officer            Title:
      ---------------------------               ---------------------------

Date:                                     Date:
     ----------------------------              ----------------------------


NALCO FUEL TECH

By:
   ------------------------------

Name:
     ----------------------------
Title:
      ---------------------------
Date:
     ----------------------------